EXHIBIT 99.1

SYNOVICS
PHARMACEUTICALS, INC.
[GRAPHIC OMITTED]

Synovics Pharmaceuticals, Inc.
Ronald Howard Lane, Ph.D.
Chairman, CEO
602.508.0112
www.synovics.com
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                   SYNOVICS PHARMACEUTICALS, INC. ANNOUNCES A
                         KEY NEW MEMBER JOINS MANAGEMENT

PHOENIX, AZ, May 17, 2006 - Synovics Pharmaceuticals, Inc., (SYVC.OB) a specialty pharmaceutical company with proprietary drug formulation and delivery technologies utilized in the development of a pipeline of difficult to formulate, oral controlled-release, generic and branded drugs, announced today that, Theodore Miro, has joined its subsidiary, Synovics Laboratories, Inc., as Vice President responsible for technical operations. In this role he will lead in the development of Synovics' drug pipeline and will interface with Kirk Pharmaceuticals, Synovics announced pending acquisition, in the development and manufacture of the Company's products. Mr. Miro has previously worked for Forrest Labs, Barr Labs and Pfizer.

Nirmal Mulye, Ph.D. Synovics Chief Scientific Officer stated: "We are very pleased to have Ted joining our Company and expect that he will make an early and significant contribution. To exploit our drug development pipeline we need to attract the best of talent, and Ted certainly qualifies in this respect. I have known Ted Miro for more than a decade and had the good fortune to work with him previously at Forest Labs. I have a high degree of confidence he will provide great leadership in the execution of our drug development program as well as the building of the Company. Ted's background and experience are wonderfully aligned with our needs. I have found Ted to be not only technically competent, but also a strong leader and a good team builder. I am sure he will be a very effective mentor for his staff. We expect that Ted will impact immdiately Synovics Labs' drug development efforts, and our undertaking to expand operations at Kirk Pharmaceuticals as well.

Ted Miro commented: "I had the great privilege of working at Forest Labs for twelve years, the past five as the Director of Technical Services. During my tenure, I learned a lot of things. I consider Forrest Labs to be a very fine company, and I left Forrest only after long consideration. I joined Synovics because I liked management's vision for the Company. I was most impressed with their pipeline of drug candidates and possibilities that it represents, and also with the prospect of being able to contribute to the building of the program. I am very excited to be a new member of the Synovics management team."

ABOUT SYNOVICS:
Synovics is a specialty pharmaceutical company engaged in the development, manufacturing and commercialization of oral, controlled-release, generic drugs and improved formulations of


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previously  approved  drugs.  The Company has licensed  exclusive  and worldwide rights to employ certain proprietary oral, controlled-release, drug formulation technologies. Synovics is undertaking the initiation of U.S. development and commercialization of its pipeline of difficult to formulate generic and branded drugs. Synovics intends to file Abbreviated New Drug Applications (ANDAs) with the FDA for its oral, controlled-release, generic drugs. The Company earlier this year announced the initiation of its first two generic drug candidates, SNG1001a and SNG1002a, for which it hopes to file ANDAs with the FDA toward the end of this year. The Company believes it has numerous "first to file" or only to file opportunities on its ANDAs which could result in awards of periods of
marketing  exclusivity.   Additionally,  the  Company  intends  to  develop  its
portfolio of oral, controlled-release, branded drugs and file a series of 505(b)(2) New Drug Applications with the FDA. 505(b)(2) New Drug Applications are made for pharmaceutical products that are based on the development of new or improved uses for existing drugs.

"Safe Harbor" statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company's business. These factors include, among others: the difficulty in predicting the timing and outcome of product development including biostudies demonstrating "bioequivalency", outcome of any potential legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our products; our possible dependence on revenues from significant customers; the use of estimates in the preparation of our financial statements; the potential for competitors to file ANDAs prior to any filing by the Company pertaining to the same target brand; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we may acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles, fluctuations in operating results; capital adequacy; statements of future plans relating to the Company's capital needs, product development and filings with the FDA, business and growth strategies; statements specifically concerning the successful closing of acquisitions, and satisfying closing conditions of any future financial transactions including debt or equity requirements, regulatory requirements; and meeting conditions set by potential equity investors, reliance on key strategic alliances, capital markets, and in general risks related to the regulatory environment and government approval processes, and any


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other  risks  detailed  from  time to time in the  Company's  filings  with  the
Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.